Exhibit 99.2

Vnue, Inc.

March 31, 2015 and 2014

F-1

VNUE Inc.

Consolidated Balance Sheets

	March 31, 2015	December 31, 2014
	(Unaudited)

Assets
Current Assets
Cash	$8,714	$46

Total current assets	8,714	46

Other Assets
Intangible assets	354,000	354,000
Accumulated amortization	(11,800)	(5,900)

Intangible assets , net	342,200	348,100

Total assets	$350,914	$348,146

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts payable	$109,214	$105,943

Total current liabilities	109,214	105,943

Long-Term Liabilities
Advances from stockholders	60,809	86,736
Convertible notes payable, net	21,938	21,643
Derivative liabilities	122,260	215,748

Total long-term liabilities	205,007	324,127

Total liabilities	314,221	430,070

Stockholders' Equity (Deficit)
Preferred stock no par value: 3,000,000 shares authorized;
133,334 shares issued and outstanding	204,000	204,000
Common stock no par value: 12,000,000 shares authorized; 8,069,896 and 7,998,001 shares issued and outstanding, respectively	210,000	100,000
Additional paid-in capital	(334,543)	(334,543)
Accumulated deficit	(42,764)	(51,381)

Total Stockholders' Equity (Deficit)	36,693	(81,924)

Total Liabilities and Stockholders' Equity (Deficit)	$350,914	$348,146

See accompanying notes to the consolidated financial statements.

F-2

VNUE Inc.

Consolidated Statements of Operations

For the three months ended March 31, 2015 and 2014

	For the Three Months	For the Three Months
	Ended	Ended
	March 31, 2015	March 31, 2014
	(Unaudited)	(Unaudited)

Sales	$110	$-

Cost of sales	23,967	19,230

Gross margin	(23,857)	(19,230)

Operating expenses
Professional fees	33,545	12,594
General and administrative	9,674	24,703

Total operating expenses	43,219	37,297

Loss from Operations	(67,076)	(56,527)

Other (income) expenses
Change in fair value of derivative liability	(93,488)	-
Debt discount	17,795	-

Other (income) expenses, net	(75,693)	-

Income (loss) before income tax provision	8,617	(56,527)

Income tax provision	-	-

Net income (loss)	$8,617	$(56,527)

See accompanying notes to the consolidated financial statements.

F-3

VNUE Inc.

Consolidated Statement of Changes in Members' Capital and Stockholders' Equity (Deficit)

For the three months ended March 31, 2015

(Unaudited)

	Preferred Stock No par value		Common Stock No par value
	Number of Shares	Amount	Number of Shares	Amount	Members' Capital	Additional Paid-in Capital	Accumulated Deficit	Total Members' and Stockholders' Equity (Deficit)

Balance, December 31, 2013	-	$-	-	$-	$-	$-	$-	$-

Members' contributions					100,000			100,000

Founder shares issued		-	7,808,001	-		-	-	-

Shares issued for membership transfer			190,000	100,000	(100,000)			-

Issuance of Preferred stock	133,334	204,000						204,000

Net loss for the period from January 1, 2014 through December 2, 2014							(334,543)	(334,543)

Reclassification of accumulated deficit
as of December 2, 2014 to additional paid-in capital					-	(334,543)	334,543	-

Net loss for the period from December 3, 2014 through December 31, 2014							(51,381)	(51,381)

Balance, December 31, 2014	133,334	204,000	7,998,001	100,000	-	(334,543)	(51,381)	(81,924)

Common shares issued for cash			71,895	110,000				110,000

Net income							8,617	8,617

Balance, March 31, 2015	133,334	$204,000	8,069,896	$210,000	$-	$(334,543)	$(42,764)	$36,693

See accompanying notes to the consolidated financial statements.

F-4

VNUE Inc.

Consolidated Statements of Cash Flows

	For the Three Months	For the Three Months
	Ended	Ended
	March 31, 2015	March 31, 2014
	(Unaudited)	(Unaudited)

Cash Flows from Operating Activities
Net income (loss)	$8,617	$(56,527)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	5,900	-
Change in fair value of derivative liabilities	(93,488)	-
Debt discount	17,795	-
Changes in operating assets and liabilities:
Accounts payable	3,271	-

Net Cash Used in Operating Activities	(57,905)	(56,527)

Cash Flows from Financing Activities
Advances from (repayment to) stockholder	(25,927)	56,634
Repayment of convertible notes payable	(17,500)	-
Proceeds from issuance of common shares	110,000	-

Net Cash Provided by Financing Activities	66,573	56,634

Net Change in Cash	8,668	107

Cash - beginning of the reporting period	46	-

Cash - end of the reporting period	$8,714	$107

Supplemental disclosure of cash flow information:

Interest paid	$-	$-

Income tax paid	$-	$-

See accompanying notes to the consolidated financial statements.

F-5

Vnue, Inc.

March 31, 2015 and 2014

Notes to Consolidated Financial Statements

(Unaudited)

Note 1 - Organization and Operations

Vnue, LLC

Vnue LLC ("Vnue LLC" or “Predecessor”) is a limited liability company organized under the laws of the State of Delaware on August 1, 2013 which began operations in January 2014. On December 3, 2014, Vnue LLC filed a certificate of merger and merged into VNUE Washington with VNUE Washington as the surviving corporation. VNUE LLC offers a technology driven solution for Artist, Venues and Festivals to automate the capturing, publishing and monetization of the content.

Vnue, Inc.

VNUE, Inc. ("VNUE Washington", or the "Company") was incorporated on October 16, 2014 under the laws of the State of Washington for the sole purpose of acquiring all of the membership interests of the Predecessor.

On December 3, 2014, the Company issued an aggregate of 7,998,001 shares of the newly formed corporation’s common stock to the members of the Predecessor for all of their membership interests in the Predecessor. No value was given to the common stock issued by the newly formed corporation. The acquisition process utilizes the capital structure of VNUE Washington and the assets and liabilities of the Predecessor, which are recorded at historical cost.

The Company applied paragraph 505-10-S99-3 of the FASB Accounting Standards Codification (formerly Topic 4B of the Staff Accounting Bulletins (“SAB”) (“SAB Topic 4B”) issued by the United States Securities and Exchange Commission (the “SEC”), by reclassifying the Predecessor’s accumulated deficit of $334,543 at December 3, 2014 to additional paid-in capital.

The accompanying financial statements have been prepared as if the Company had its corporate capital structure as of the date of the incorporation of the Predecessor.

Vnue Technology Inc.

Vnue Technology Inc. ("Vnue Tech") was incorporated under the laws of the State of Washington on October 16, 2014, with VNUE Washington owning 90% of the shares and 10% owned by one of VNUE Washington's directors. Vnue Tech is currently inactive.

Vnue Media Inc.

Vnue Media Inc. ("Vnue Media") was incorporated under the laws of the State of Washington on October 16, 2014, with VNUE Washington owning 89% of the shares and 11% owned by one of VNUE Washington's directors. Vnue Media is currently inactive.

Note 2 - Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation - Unaudited Interim Financial Information

The unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.  Interim results are not necessarily indicative of the results for the full fiscal year.  These financial statements should be read in conjunction with the financial statements of Vnue Washington for the year ended December 31, 2014 and notes thereto contained in Vnue Inc.’s Current Report amendment No. 1 to Form 8-K as filed with the SEC.

F-6

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business;
(ii)	Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.
(iii)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are recorded as a deferred tax benefit. Management made this assumption based on its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.
(iv)	Estimates and assumptions used in valuation of derivative liabilities and equity instruments: Management estimates expected term of share options and similar instruments, expected volatility of the Company’s common shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rate(s) to value derivative liabilities, share options and similar instruments.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Principles of Consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification ("ASC") to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8 the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

F-7

The Company consolidates the following subsidiaries and/or entities:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition/disposition, if applicable)	Attributable interest

Vnue Inc.	The State of Washington	October 16, 2014	100%

Vnue LLC	The State of Washington	August 1, 2013 (December 3, 2014)	100%

Vnue Technology Inc.	The State of Washington	October 16, 2014	90%

Vnue Media Inc.	The State of Washington	October 16, 2014	89%

The consolidated financial statements include the accounts of the subsidiaries/entities as of reporting periods end date and for the reporting periods then ended from their respective dates of incorporation/formation, acquisition and disposition.

All inter-company balances and transactions have been eliminated.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accounts payable approximate their fair value because of the short maturity of this instrument.

The Company’s convertible notes payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at March 31, 215 and December 31, 2014.

The Company’s Level 3 financial liabilities consist of the derivative financial instruments for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation.  The Company valued the automatic conditional conversion, re-pricing/down-round, change of control; default and follow-on offering provisions using a Monte Carlo model, with the assistance of a valuation specialist, for which management understands the methodologies. These models incorporate transaction details such as Company stock price, contractual terms, maturity, risk free rates, as well as assumptions about future financings, volatility, and holder behavior as of the date of issuance and each balance sheet date.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Fair Value of Financial Assets and Liabilities Measured on a Recurring Basis

Level 3 Financial Liabilities – Derivative Financial Instruments

The Company uses Level 3 of the fair value hierarchy to measure the fair value of the derivative liabilities and revalues its derivative liability at the end of every reporting period and recognizes gains or losses in the Statements of Operations that are attributable to the change in the fair value of the derivative liability.

F-8

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted Section 360-10-35 of the FASB Accounting Standards Codification for its long-lived assets. Pursuant to ASC Paragraph 360-10-35-17 an impairment loss shall be recognized only if the carrying amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). That assessment shall be based on the carrying amount of the asset (asset group) at the date it is tested for recoverability. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value. Pursuant to ASC Paragraph 360-10-35-20 if an impairment loss is recognized, the adjusted carrying amount of a long-lived asset shall be its new cost basis. For a depreciable long-lived asset, the new cost basis shall be depreciated (amortized) over the remaining useful life of that asset. Restoration of a previously recognized impairment loss is prohibited.

Pursuant to ASC Paragraph 360-10-35-21 the Company’s long-lived asset (asset group) is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Company considers the following to be some examples of such events or changes in circumstances that may trigger an impairment review: (a) significant decrease in the market price of a long-lived asset (asset group); (b) A significant adverse change in the extent or manner in which a long-lived asset (asset group) is being used or in its physical condition; (c) A significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset (asset group), including an adverse action or assessment by a regulator; (d) An accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset (asset group); (e) A current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset (asset group); and (f) A current expectation that, more likely than not, a long-lived asset (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The Company tests its long-lived assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

Pursuant to ASC Paragraphs 360-10-45-4 and 360-10-45-5 an impairment loss recognized for a long-lived asset (asset group) to be held and used shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amount of that loss. A gain or loss recognized on the sale of a long-lived asset (disposal group) that is not a component of an entity shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amounts of those gains or losses.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Intangible Assets Other Than Goodwill

The Company has adopted Subtopic 350-30 of the FASB Accounting Standards Codification for intangible assets other than goodwill. Under the requirements, the Company amortizes the acquisition costs of intangible assets other than goodwill on a straight-line basis over or their estimated useful lives, the terms of the exclusive licenses and/or agreements, or the terms of legal lives of the respective assets as follows:

Estimated Useful Life (Years)

Intangible assets	15

Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Discount on Debt

The Company allocates the proceeds received from convertible debt instruments between the liability component and equity component, and records the conversion feature as a liability in accordance with subtopic 470-20 of the FASB Accounting Standards Codification (“Subtopic 470-20”). The conversion feature and certain other features that are considered embedded derivative instruments, such as a conversion reset provision, a penalty provision and redemption option, have been recorded at their fair value as its fair value can be separated from the convertible note and its conversion is independent of the underlying note value. The conversion liability is marked to market each reporting period with the resulting gains or losses shown in the Statement of Operations. The Company has also recorded the resulting discount on debt related to the conversion features and amortizes the discount using the effective interest rate method over the life of the debt instruments.

F-9

Derivative Liability

The Company evaluates its convertible debt, options, warrants or other contracts, if any, to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then that the related fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company adopted Section 815-40-15 of the FASB Accounting Standards Codification (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock.  Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.

The Company marks to market the fair value of the remaining embedded derivative conversion features at each balance sheet date and records the change in the fair value of the remaining embedded derivative conversion features as other income or expense in the consolidated statements of operations.

The Company utilizes the Monte Carlo model that values the liability of the derivative conversion features based on a probability weighted discounted cash flow model with the assistance of a third party valuation firm. Black-Scholes model does not consider all of the terms of the instrument which may not be appropriate in many situations given complex features and terms of conversion option (e.g., combined embedded derivatives). The Monte Carlo model is based on future projections of the various potential outcomes. The features that were analyzed and incorporated into the model included the conversion features. The Monte Carlo model analyzed the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, exercise price, volatility, etc.). Projections were then made on the underlying factors which led to potential scenarios. Probabilities were assigned to each scenario based on management projections. This led to a cash flow projection and a probability associated with that cash flow. A discounted weighted average cash flow over the various scenarios was completed to determine the value of the conversion features.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

F-10

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Non-Controlling Interest

The Company follows paragraph 810-10-65-1 of the FASB Accounting Standards Codification to report the non-controlling interest in its majority-owned subsidiaries and controlled entities in the consolidated balance sheets within the equity section, separately from the Company’s stockholders’ equity. Non-controlling interest represents the non-controlling interest holders’ proportionate share of the equity of the Company’s majority-owned subsidiaries and controlled entities. Non-controlling interest is adjusted for the non-controlling interest holders’ proportionate share of the earnings or losses and other comprehensive income (loss) and the non-controlling interest continues to be attributed its share of losses even if that attribution results in a deficit non-controlling interest balance.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under the guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services.

F-11

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a stock option that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC Paragraphs 505-50-30-2 and 505-50-30-11 share-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The issuer shall measure the fair value of the equity instruments in these transactions using the stock price and other measurement assumptions as of the earlier of the following dates, referred to as the measurement date: (a) The date at which a commitment for performance by the counterparty to earn the equity instruments is reached (a performance commitment); or (b) The date at which the counterparty's performance is complete. If the Company’s common shares are traded in one of the national exchanges the grant-date share price of the Company’s common stock will be used to measure the fair value of the common shares issued, however, if the Company’s common shares are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Pursuant to ASC Paragraph 718-10-55-21 if an observable market price is not available for a share option or similar instrument with the same or similar terms and conditions, an entity shall estimate the fair value of that instrument using a valuation technique or model that meets the requirements in paragraph 718-10-55-11 and takes into account, at a minimum, all of the following factors:

a.	The exercise price of the option.

b.	The expected term of the option, taking into account both the contractual term of the option and the effects of employees’ expected exercise and post-vesting employment termination behavior: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder’s expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

c.	The current price of the underlying share.

d.	The expected volatility of the price of the underlying share for the expected term of the option. Pursuant to ASC Paragraph 718-10-55-25 a newly publicly traded entity might base expectations about future volatility on the average volatilities of similar entities for an appropriate period following their going public. A nonpublic entity might base its expected volatility on the average volatilities of otherwise similar public entities. For purposes of identifying otherwise similar entities, an entity would likely consider characteristics such as industry, stage of life cycle, size, and financial leverage. Because of the effects of diversification that are present in an industry sector index, the volatility of an index should not be substituted for the average of volatilities of otherwise similar entities in a fair value measurement. Pursuant to paragraph 718-10-S99-1 if shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market. The Company uses the average historical volatility of the comparable companies over the expected term of the share options or similar instruments as its expected volatility.

e.	The expected dividends on the underlying share for the expected term of the option. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

f.	The risk-free interest rate(s) for the expected term of the option. Pursuant to ASC 718-10-55-28 a U.S. entity issuing an option on its own shares must use as the risk-free interest rates the implied yields currently available from the U.S. Treasury zero-coupon yield curve over the contractual term of the option if the entity is using a lattice model incorporating the option’s contractual term. If the entity is using a closed-form model, the risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term used as the assumption in the model.

Pursuant to ASC paragraph 505-50-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

F-12

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued the FASB Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”)

This guidance amends the existing FASB Accounting Standards Codification, creating a new Topic 606, Revenue from Contracts with Customer. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

F-13

To achieve that core principle, an entity should apply the following steps:

1.	Identify the contract(s) with the customer
2.	Identify the performance obligations in the contract
3.	Determine the transaction price
4.	Allocate the transaction price to the performance obligations in the contract
5.	Recognize revenue when (or as) the entity satisfies a performance obligations

The ASU also provides guidance on disclosures that should be provided to enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue recognition and cash flows arising from contracts with customers.  Qualitative and quantitative information is required about the following:

1.	Contracts with customers – including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations)
2.	Significant judgments and changes in judgments – determining the timing of satisfaction of performance obligations (over time or at a point in time), and determining the transaction price and amounts allocated to performance obligations
3.	Assets recognized from the costs to obtain or fulfill a contract.

ASU 2014-09 is effective for periods beginning after December 15, 2016, including interim reporting periods within that reporting period for all public entities.  Early application is not permitted.

In June 2014, the FASB issued the FASB Accounting Standards Update No. 2014-12 “Compensation—Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period” (“ASU 2014-12”).

The amendments clarify the proper method of accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period.  The Update requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. The performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.

The amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.           Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)

F-14

b.           Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.           Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.           Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern

b.           Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.           Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

In November 2014, the FASB issued the FASB Accounting Standards Update No. 2014-16 “ Derivatives and Hedging (Topic 815) : Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity” (“ASU 2014-16”).

The amendments in ASU No. 2014-16 clarify that an entity must take into account all relevant terms and features when reviewing the nature of the host contract. Additionally, the amendments state that no one term or feature would define the host contract’s economic characteristics and risks. Instead, the economic characteristics and risks of the hybrid financial instrument as a whole would determine the nature of the host contract.

The amendments in this Update are effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption, including adoption in an interim period, is permitted.

In February 2015, the FASB issued the FASB Accounting Standards Update No. 2015-02 “ Consolidation (Topic 810) -Amendments to the Consolidation Analysis” (“ASU 2015-02”) to improve certain areas of consolidation guidance for reporting organizations (i.e., public, private, and not-for-profit) that are required to evaluate whether to consolidate certain legal entities such as limited partnerships, limited liability corporations, and securitization structures (e.g., collateralized debt/loan obligations).   All legal entities are subject to reevaluation under the revised consolidation model. Specifically, the amendments:

•	Eliminating the presumption that a general partner should consolidate a limited partnership.
•	Eliminating the indefinite deferral of FASB Statement No. 167, thereby reducing the number of Variable Interest Entity (VIE) consolidation models from four to two (including the limited partnership consolidation model).
•	Clarifying when fees paid to a decision maker should be a factor to include in the consolidation of VIEs. Note: a VIE is a legal entity in which consolidation is not based on a majority of voting rights.
•	Amending the guidance for assessing how related party relationships affect VIE consolidation analysis.
•	Excluding certain money market funds from the consolidation guidance.

The amendments in this Update are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period.

In April 2015, the FASB issued the FASB Accounting Standards Update No. 2015-03 “Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs” (“ASU 2015-03”).

To simplify presentation of debt issuance costs, the amendments in this Update require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this Update.

For public business entities, the amendments in this Update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years.

In August 2015, the FASB issued the FASB Accounting Standards Update No. 2015-14 “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date” (“ASU 2015-14”).

F-15

The amendments in this Update defer the effective date of Update 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

Note 3 - Going Concern

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit at March 31, 2015, net loss from operations and net cash used in operating activities for the three months then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Currently, management is attempting to increase revenues and improve gross margins by a revised sales strategy. The Company is redirecting its sales focus from direct sales to domestic and international channel sales, where the Company is primarily selling through a channel of Distributors, Value Added Resellers, Strategic Partners and Original Equipment Manufacturers. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to continually increase its customer base and realize increased revenues from recently signed contracts.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Intangible Assets

Entry into an Asset Purchase Agreement

On July 23, 2014, the Company entered into an Asset purchase agreement with Lively, LLC (the “Agreement”), whereby the Company acquired certain assets of Lively, LLC for consideration of (i) payment of $150,000 and (ii) Preferred shares with a fair market value of $250,000 at the time of the issuance. Assets purchased included: a) software, inventions, customers, customer lists, development, documents and records, designs, claims, intellectual property rights, distribution rights and merchandising rights; b) all copyright, patents, trademarks, trade names, logos or service marks and other intangible property and rights.

The Company issued 133,334 preferred shares to Lively LLC to satisfy the consideration (ii) for the acquisition of the intangible assets which were valued at $1.53 per share, the most recent PPM price per common share from the subsequent sale of common stock as the preferred shares are convertible to common shares on a 1 to 1 basis and the business has not changed between July 2014, the date of acquisition of the assets and April 2015, the date of the equity financing. The Company recorded the intangible assets of $354,000 including (i) $150,000 in cash and (ii) $204,000 in preferred shares.

Accounting Treatment of the Transaction

The Company acquired certain assets, a lesser component of an entity. In evaluating whether an acquisition of a lesser component of an entity constitutes a business the Company considered the following facts and circumstances: (1) Whether the nature of the revenue-producing activity of the component will remain generally the same as before the transaction; or (2) Whether any of the following attributes remain with the component after the transaction: (i) Physical facilities, (ii) Employee base, (iii) Market distribution system, (iv) Sales force, (v) Customer base, (vi) Operating rights, (vii) Production techniques, or (viii) Trade names. The Company determined that this transaction is a straight asset acquisition and not a business acquisition as there is no sufficient continuity of the acquired entity’s operations after the transaction.

F-16

Impairment Testing and Amortization Expense

(i)	Impairment Testing

The Company acquired the intangible assets in July 2014 and is in the process of developing the technology for its commercial operations and the management of the Company determined that there was no impairment of such assets at December 31, 2014.

(ii) Amortization Expense

Amortization expense was $5,900 and 0 for the reporting period ended March 31, 2015 and 2014, respectively.

Note 5 – Related Party Transactions

Related parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship	Related Party Transactions	Business Purpose of transactions

Management and significant stockholder

Matthew Carona	President, CEO and significant shareholder	(i) Advances	(i) Working capital

Collin Howard	CFO	(i) Note payable	(i) Working capital

Chris Mann	Director	(i) Notes payable	(i) Working capital

Lou Mann	Director	None	N/A

Advances from Stockholder

From time to time, stockholder of the Company advances funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

Note 6 – Convertible Notes Payable

Convertible notes payable consisted of the following:

	March 31, 2015	December 31, 2014

On August 14, 2014 and August 20, 2014 the Company issued three convertible notes to three note holders in the principal amount of $5,000, $10,000 and $10,000 with interest at 10% per annum. Note Conversion Price is determined as follows: (a) if the Note is converted upon the Next Equity Financing, an amount equal to 80% of the price paid per share paid by the investors in the Next Equity Financing; (b) if the Note is converted in the event of a Corporate Transaction, a price per share derived by dividing a "pre- money" valuation of $8,000,000 by the number of shares outstanding immediately prior to the time of such conversion, on a fully diluted basis; or (c) if the Note is converted as part of a Maturity Conversion, a price per unit derived by dividing a "pre-money" valuation of $8,000,000 by the total number of units (restricted and non-restricted) outstanding immediately prior to the time of such conversion, on a fully diluted basis. The note is due and payable on demand at any time after the earlier of (i) 36 months following the note issuance or (ii) the consummation of a corporate transaction if not previously converted.	$25,000	$25.000

On August 31, 2014, the Company issued a convertible note to the CFO bearing 0% interest in the amount of $15,000. The Note Conversion Price is determined as follows: (a) if the Note is converted upon the Next Equity Financing, an amount equal to 80% of the price paid per share paid by the investors in the Next Equity Financing; (b) if the Note is converted in the event of a Corporate Transaction, a price per share derived by dividing a "pre-money" valuation of $8,000,000 by the number of shares outstanding immediately prior to the time of such conversion, on a fully diluted basis; or (c) if the Note is converted as part of a Maturity Conversion, a price per unit derived by dividing a "pre-money" valuation of $8,000,000 by the total number of units (restricted and non-restricted) outstanding immediately prior to the time of such conversion, on a fully diluted basis. The note is due and payable on demand at any time after the earlier of (i) 36 months following the note issuance or (ii) the consummation of a corporate transaction if not previously converted.	15,000	15,000

Two convertible notes with a director bearing 0% interest were issued on August 31, 2014 in the amounts of $35,000 and $21,000. Note Conversion Price is determined as follows: (a) if the Note is converted upon the Next Equity Financing, an amount equal to 80% of the price paid per share paid by the investors in the Next Equity Financing; (b) if the Note is converted in the event of a Corporate Transaction, a price per share derived by dividing a "pre- money" valuation of $8,000,000 by the number of shares outstanding immediately prior to the time of such conversion, on a fully diluted basis; or (c) if the Note is converted as part of a Maturity Conversion, a price per unit derived by dividing a "pre-money" valuation of $8,000,000 by the total number of units (restricted and non-restricted) outstanding immediately prior to the time of such conversion, on a fully diluted basis. The note is due and payable on demand at any time after the earlier of (i) 36 months following the note issuance or (ii) the consummation of a corporate transaction if not previously converted. The Company repaid $17,500 of the note payable during the three months ended March 31, 2015.	38,500	56,000

Face amount	78,500	96,000

Discount representing the derivative liability on conversion features	(78,500)	(96,000)

Accumulated amortization of discount of convertible notes payable (*)	21,938	21,643

Remaining discount	(56,562)	(74,357)

Convertible notes payable, net	$21,938	$21,643

(*) The discount is being amortized using the effective interest rate method over the life of the debt instruments.

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Note 7 – Derivative Instruments and the Fair Value of Financial Instruments

In August of 2014, the Company entered into Securities Purchase Agreements (the “Securities Purchase Agreements”) with certain investors (the “Holders”) for an aggregate of $96,000 in Convertible Promissory Notes (the “Notes” or “Securities”). The Securities included 6 convertible debt instruments with variable conversion prices with reset provisions. The Notes convert at a certain percentage of future financing and/or pre-money valuations on a full dilution basis; therefore the Company has an indeterminate number of shares required to share settle the notes and is a derivative instrument as of issuance. In addition, since this note has an indeterminate number of shares to settle the Notes and this qualifies the convertible debt instruments as derivative instrument as of issuance.

Under the Security Purchase Agreements, the holders of the Convertible Promissory Notes have the following terms and conditions:

1. If not previously converted, all outstanding principal and accrued interest under a given Note will be due and payable on demand by the Holder at any time after the earlier of (i) 36 months following issuance of such Note (the "Maturity Date") or (ii) the consummation of a Corporate Transaction (sale of substantially all of the Company's assets or stock; an IPO by the Company; merger of the Company; or a liquidation/dissolution).

2. The Notes accrue interest at a rate of 0% to 10% per annum compounded annually.

3. The Note is convertible as follows: (a) If the Note is converted upon the Next Equity Financing, shares of the same class of stock issued to investors in the Next Equity Financing; (b) if the Note is converted in the event of a Corporate Transaction, shares of common stock of the Company; or (c) if the Note is converted as part of a Maturity Conversion, units of Class A limited liability company membership interest ("Class A Units").

4. The Note Conversion Price is determined as follows: (a) if the Note is converted upon the Next Equity Financing, an amount equal to 80% of the price paid per share paid by the investors in the Next Equity Financing; (b) if the Note is converted in the event of a Corporate Transaction, a price per share derived by dividing a "pre- money" valuation of $8,000,000 by the number of shares outstanding immediately prior to the time of such conversion, on a fully diluted basis; or (c) if the Note is converted as part of a Maturity Conversion, a price per unit derived by dividing a "pre-money" valuation of $8,000,000 by the total number of units (restricted and non-restricted) outstanding immediately prior to the time of such conversion, on a fully diluted basis.

5. If the Next Equity Financing or a Corporate Transaction has not occurred on or before the Maturity Date, and the Note has not been repaid in full, the outstanding balance will, at the Holder's election, be (a) due and payable in full or (b) converted into Conversion Security.

F-18

Valuation of Derivative Financial Instruments

(1)	Valuation Methodology

The Company has utilized a third party valuation consultant to assist the Company to fair value the derivative financial instruments. The company uses Monte Carlo models that value the derivative liability within the notes. The technique applied generates a large number of possible (but random) price paths for the underlying (or underlyings) via simulation, and then calculates the associated payment value (cash or stock) of the derivative features. The price of the underlying common stock is modeled such that it follows a geometric Brownian motion with constant drift, and constant volatility. The stock price is determined by a random sampling from a normal distribution. Since the underlying random process is the same, for enough price paths, the value of derivative is derived from path dependent scenarios and outcomes.

The features in the Notes that were analyzed and incorporated into the model included the conversion feature with the adjustable conversion price and redemption provisions (at the option of the Holder). Based on these features, there are two primary events that can occur: the Holder converts the note or the Holder redeems the note.

The model simulates the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, conversion price, etc.). Probabilities were assigned to each variable such as redemption likelihood, and timing and pricing of reset events over the remaining term of the note based on management projections. This led to a cash flow simulation over the life of the note. A discounted cash flow for each simulation was completed, and it was compared to the discounted cash flow of the note without the embedded features, thus determining a value for the derivative liability for that simulation. For each valuation, 10,000 simulations were run and the results were averaged to determine the derivative liability as of the date of each valuation.

(2)	Valuation Assumptions

The convertible notes were valued at issuance (potentially convertible if a financing event occurred in the period) and also at the quarterly periods with the following assumptions:

- The stock price was based on the Private Placement dated January 1, 2015 which raised $686,320 at $1.53 per VNUE Common S tock share price with 9,491,961 issued / outstanding and using the TGRI capitalization of 477,664,519 issued / outstanding with a Common Stock share price of $0.0304.

- The stock projections are based on the comparable company annual volatilities for each date. These volatilities were in the 104 - 122% range:

	1 year		1 year

12/31/14	119%	3/31/15	122%

2/9/15	120%

- The stock price projection was modeled such that it follows a geometric Brownian motion with constant drift and an constant volatility, starting with the $0.03 market stock price at each valuation date;

- An event of default would not occur during the remaining term of the note;

- Conversion of the notes to stock would occur only at maturity if the Note was in the money and a reset event had occurred - either the Next Financing or Corporate Transaction;

- Redemption would have no derivative value since no penalty or interest rate adjustment exist in these Notes;

- Discount rates were based on risk free rates in effect based on the remaining term and date of each valuation and instrument.

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- The Note is convertible as follows: (a) if the Note is converted upon the Next Equity Financing, shares of the same class of stock issued to investors in the Next Equity Financing; (b) if the Note is converted in the event of a Corporate Transaction, shares of common stock; or (c) if the Note is converted as part of a Maturity Conversion.

- The Note Conversion Price is based on the following: (a) if the Note is converted upon the Next Equity Financing, an amount equal to 80% of the price paid per share paid by the investors in the Next Equity Financing; (b) if the Note is converted in the event of a Corporate Transaction, a price per share derived by dividing a "pre- money" valuation of $8,000,000 by the number of shares outstanding prior to such conversion, on a fully diluted basis; or (c) if the Note is converted as part of a Maturity Conversion, a price per unit derived by dividing a "pre-money" valuation of $8,000,000 by the total number of units/shares (restricted and non-restricted) outstanding prior to such conversion, on a fully diluted basis.

- If the Next Equity Financing or a Corporate Transaction has not occurred on or before the Maturity Date, and the Note has not been repaid in full, the outstanding balance will, at the Holder's election, be (a) due and payable in full or (b) converted into Conversion Security.

-The conversion price adjustments from the Next Financing and Corporate Transaction (the IPO/Reverse Merger on May 29, 2015) and cash requirements since the IPO are:

☐ As a result of the reverse merger and Corporate Transaction with Tierra Grande Resources Inc. (TGRI stock symbol), 634,345,251 issued and outstanding common shares existed following the Closing of the Merger with VNUE on 5/29/15.

☐ As of May 29, 2015 the conversion price assuming an $8 million pre-money valuation and 634,345,251 shares outstanding was $0.01261. The conversion may reset up through maturity assuming the same $8 million pre-money value and the fully diluted shares outstanding at that time.

☐ The Company has no further projected financings in the form of private placements.

As of March 31, 2015 and December 31, 2014, the estimated fair value of derivative liabilities on convertible notes was $122,260 and $215,748, respectively.

The following table summarizes the change of fair value of the derivative debt liabilities.

Balance at January 1, 2014	$-
To record derivative liabilities as debt discount	(248,952)
Change in fair value of derivative liabilities	33,204
Settlement of derivative liability due to conversion of related notes	(- )
Balance at December 31, 2014	$(215,748)

Balance at January 1, 2015	$(215,748)
To record derivative liabilities as debt discount
Change in fair value of derivative liabilities	63,516
Settlement of derivative liability due to conversion of related notes	29,972
Balance at March 31, 2015	$(122,260)

Note 9 – Stockholders’ Equity (Deficit)

Shares Authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is Fifteen Million (15,000,000) shares of which Three Million (3,000,000) shares shall be Preferred Stock, no par value, and Twelve Million (12,000,000) shares shall be Common Stock, no par value.

Preferred Stock

In July 2014, Vnue Washington issued 133,334 shares of preferred stock for the acquisition of certain assets from Lively, LLC. The preferred shares were valued at $1.53 per share or $204,000. This was based on the price of the January 2015 private placement, as the preferred shares are convertible to common shares on a 1 to 1 basis and there were no significant changes in the business between the date of assets acquisition and the date of private placement.

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Common Stock

Upon formation, 7,808,001 shares of Vnue Washington common stock were issued in exchange for the membership units of VNUE, LLC.

Transfer of Vnue LLC Membership as Common Stock

During the year ended December 31, 2014, a stockholder of the Company contributed $100,000 for the acquisition of 2% membership interest of VNUE, LLC, which was converted to 190,000 shares of common stock upon formation of Vnue Washington in August 2014. The contribution has been recorded as common stock.

Common Stock issued for cash

In February and March 2015, VNUE Washington sold 71,895 shares of common stock to two (2) investors at $1.53 per share, or $110,000 in aggregate for cash.

Note 10 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were certain reportable subsequent event(s) to be disclosed as follows:

Sale of Common Shares for Cash

The Company sold 344,000 common shares at $1.53 per share to six investors for $526,320 in cash during the period from April 2015 to May 2015.

Closing of Agreement and Plan of Merger

On May 29, 2015, Vnue, Inc. (formerly Tierra Grande Resources Inc. (the “TGRI”) closed the Agreement and Plan of Merger (the “Merger Agreement”), initially entered into on April 13, 2015 with VNUE Washington and all of the stockholders of VNUE Washington.

Upon closing of the Merger Agreement a total of 507,629,872 shares of TGRI common stock were issued as follows: (i) all shares of Vnue Washington stock of any class or series issued and outstanding immediately prior to the closing of the Merger Agreement were automatically converted into and exchanged for an aggregate of 477,815,488 fully paid and non-assessable shares of TGRI common stock; and (ii) an aggregate of 29,814,384 shares of TGRI common stock were issued to Matheau J. W. Stout, Esq. as payment for services performed prior to and in connection with the Merger. The number of TGRI common shares issued to Vnue Washington's stockholders for the acquisition of all shares of Vnue Washington represented approximately 79.0% of the issued and outstanding common stock immediately after the closing of the Merger Agreement. The board of directors and the members of the management of TGRI resigned and the board of directors and the member of the management of Vnue Washington became the board of directors and the member of the management of the combined entities upon closing of the Merger Agreement.

As a result of the controlling financial interest of the former stockholders of Vnue Washington, for financial statement reporting purposes, the merger between TGRI and Vnue Washington was treated as a reverse acquisition, with Vnue Washington deemed the accounting acquirer and TGRI deemed the accounting acquiree under the acquisition method of accounting in accordance with Section 805-10-55 of the FASB Accounting Standards Codification. The reverse acquisition is deemed a capital transaction in substance whereas the assets and liabilities of Vnue Washington (the accounting acquirer) are carried forward to TGRI (the legal acquirer and the reporting entity) at their carrying value before the combination and the equity structure (the number and type of equity interests issued) of Vnue Washington is being retroactively restated using the exchange ratio established in the Merger Agreement to reflect the number of shares of TGRI issued to effectuate the acquisition.  The number of common shares issued and outstanding and the amount recognized as issued equity interests in the consolidated financial statements is determined by adding the number of common shares deemed issued and the issued equity interests of Vnue Washington immediately prior to the business combination to the unredeemed shares and the fair value of TGRI determined in accordance with the guidance in ASC Section 805-40-55 applicable to business combinations, i.e. the equity structure (the number and type of equity interests issued) in the consolidated financial statements immediately post the combination reflects the equity structure of TGRI, including the equity interests the legal parent issued to effect the combination.

Acquisition-Related Costs

Pursuant to FASB ASC Paragraph 805-10-25-23 acquisition-related costs are costs the acquirer incurs to effect a business combination. Those costs include finder’s fees; advisory, legal, accounting, valuation, and other professional or consulting fees; general administrative costs, including the costs of maintaining an internal acquisitions department; and costs of registering and issuing debt and equity securities. The acquirer shall account for acquisition related costs as expenses in the periods in which the costs are incurred and the services are received, with one exception. The costs to issue debt or equity securities shall be recognized in accordance with other applicable GAAP.

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